Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS AND DEBIOPHARM SIGN SANVAR®

LICENSE AGREEMENT

Potential Treatment for Acute Esophageal Variceal Bleeding

RALEIGH, NC and LAUSANNE, SWITZERLAND, September 5, 2006 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) and the Debiopharm Group (Debiopharm) signed an exclusive license agreement granting Salix the right to sell, market and distribute SANVAR® IR (600 ug vials vapreotide acetate powder) in the United States. Debiopharm developed SANVAR for the treatment of acute esophageal variceal bleeding (EVB). The product is currently undergoing a confirmatory Phase III trial in the United States for the treatment of EVB secondary to portal hypertension. The U.S. Food and Drug Administration (FDA) has reviewed the protocol for this study under the Special Protocol Assessment (SPA) process. Additional Phase III trials for SANVAR in this indication have been completed in Europe. Under the terms of the agreement, Salix is required to make an up-front payment and regulatory and sales performance milestone payments to Debiovision that could total up to $14 million.

SANVAR IR (immediate release formulation) is the only somatostatin analog that has demonstrated statistically significant benefits in the treatment of esophageal variceal bleeding in association with endoscopic therapy in a placebo-controlled clinical study. SANVAR has been granted orphan drug status in the United States, because it affects less than 200,000 patients in the U.S. per year, and has received an approvable letter from the FDA.

Commenting on the announcement, Bill Forbes, Pharm. D., Vice President, Research and Development, and Chief Development Officer, Salix, stated, “Esophogeal variceal bleeding, or EVB, is a life-threatening and frequent complication of late-stage liver cirrhosis. Survival is directly related to early control of bleeding, and SANVAR works to reduce bleeding by reducing portal hypertension. There is no approved treatment for EVB in the United States at this time. Currently a multi-center Phase III trial is being conducted in the United States at several major gastroenterology centers across the country. It is anticipated that the study will confirm the results of trials conducted earlier in Europe by Debiopharm that demonstrated that the early use of SANVAR with endoscopic treatment improves the control of bleeding and prevents re-bleeding episodes in patients with portal hypertension.”

Carolyn Logan, President and Chief Executive Officer, stated, “Salix’s licensing-in of SANVAR again demonstrates our commitment to providing gastroenterologists and their patients with innovative and effective products. Additionally, this acquisition demonstrates our continuing success in executing our strategy to identify emerging opportunities worldwide in order to expand our product portfolio. We look forward to the opportunity to work with Debiovision to maximize the commercial success of SANVAR. If SANVAR is granted marketing approval by the FDA in the time-frame we anticipate, we look forward to being able, by the end of 2007, to offer patients in the United States the first product approved for this serious complication of late-stage liver cirrhosis.”

“We are thrilled to have a company such as Salix as a partner for SANVAR in the United States. We are confident that their gastroenterology focus along with their expertise in sales and marketing will bring this product a long way,” said Loic Maurel, President and Chief Executive Officer of Canadian affiliate of the Debiopharm Group.

About SANVAR

SANVAR (vapreotide acetate) is a synthetic octapeptide analogue of the naturally-occurring somatostatin hormone. It has similar pharmacological properties to native somatostatin but exhibits a longer duration of action. It is the only somatostatin analog to demonstrate statistically significant benefits in the early treatment of EVB in association with endoscopic therapy in a placebo-controlled clinical study (Cales et al. New England Journal of Medicine, 2001). Survival with hemostasis at five days was achieved significantly (p=0.021) more often with SANVAR than with placebo. In patients with control of bleeding at day five, SANVAR significantly (p=0.006) increased hemostasis and survival through day 42. SANVAR can be stored at room temperature, an advantage over products that require refrigeration, allowing more access and immediate administration, which are key benefit in a life-threatening situation.

About The Debiopharm Group

The Debiopharm Group is a global biopharmaceutical development company that in-licenses promising biologics and small molecule drug candidates. Debiopharm develops its products for global registration and maximum commercial potential for out-licensing to pharmaceutical partners for sales and marketing.

Debiopharm independently funds the worldwide development of all of its products while providing expertise in pre-clinical and clinical trials, manufacturing, drug delivery and formulation, and regulatory affairs. Founded in 1979 and headquartered in Lausanne, Switzerland, Debiopharm has developed three products with global combined sales in excess of $2.3 billion in 2005.

For more information on the Debiopharm Group, please visit: www.debiopharm.com

Debiopharm Contacts

Loïc Maurel	Jeff Skinner

President & CEO, Debiovision Inc.	Associate Director, BD&L,

The Debiopharm Group	Debiovision Inc., The Debiopharm Group

Tel.: +1 514 842 99 76	Tel.: + 514 842 99 76

Fax: +1 514 842 54 30	Fax: + 514 842 54 30

lmaurel@debiovision.com	jskinner@debiovision.com

Additional Media Contacts

In London	In New York

Maitland Noonan Russo	Noonan Russo, A division of

Brian Hudspith	Euro RSCG Life PR

Tel: +44 (0)20 7379 5151	Wendy Lau

bhudspith@maitland.co.uk	Senior Account Executive

Tel: +212-845-4272

Fax: + 212-845-4260

wendy.lau1@eurorscg.com

About Salix

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 150-member gastroenterology specialty sales and marketing team. Salix markets Colazal® (balsalazide disodium) Capsules 750 mg, Xifaxan® (rifaximin) tablets 200 mg, Visicol® Tablets (sodium phosphate monobasic monohydrate, USP, sodium phosphate dibasic anhydrous, USP), OsmoPrep™ Tablets (sodium phosphate monobasic monohydrate, USP, and sodium phosphate dibasic anhydrous, USP), Azasan® (azathioprine 75mg and 100mg tablets, USP), Anusol-HC® 2.5% (hydrocortisone Cream USP), Anusol-HC® 25 mg Suppository (Hydrocortisone Acetate), Proctocort® Cream (Hydrocortisone Cream USP) 1% and Proctocort® Suppositories (Hydrocortisone Acetate Rectal Suppositories, 30 mg). In August 2006, the FDA approved MoviPrep® (PEG 3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) for bowel cleansing prior to colonoscopy, and we intend to launch sales of the product in mid-fourth quarter 2006. Granulated mesalamine is under development.

For full prescribing information on Salix products, please visit www.salix.com.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, market acceptance for approved products, intellectual property risks, reliance on licensors and manufacturers, the need to acquire additional products, potential generic and other competition and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.